SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class A Shares
Fiscal period ending:
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,177    $2,084       $2,837

T   =  Average Annual
       Total Return              17.74%    15.82%       10.99%



YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,469,126

Expenses                         $431,592

Reimbursement                    $0

Average shares                     41,892,249

NAV                              $13.29

Sales Charge                        5.75%

POP                              $14.10

Yield at POP                         2.12%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class B Shares
Fiscal period ending:
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      $N/A      $1,000

ERV =  Ending Redeemable Value   $1,191      $N/A      $1,623

T   =  Average Annual
       Total Return              19.06%      N/A%      16.24%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $546,444

Expenses                         $283,518

Reimbursement                    $0

Average shares                15,567,714

NAV                              $13.23

Maximum Contingent Deferred
    Sales Charge                 5.0%

Yield at NAV                         1.54%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class M Shares
Fiscal period ending:
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $N/A         $1,000

ERV =  Ending Redeemable Value   $1,201    $N/A         $1,594

T   =  Average Annual
       Total Return              20.05%    N/A%         26.25%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $55,027

Expenses                         $24,349

Reimbursement                    $0

Average shares                1,576,831

NAV                              $13.23

Sales Charge                        3.50%

POP                              $13.71

Yield at POP                         1.71%